99.1     Proxy Vote for Meeting of Limited Partners of
         Technology Funding Venture Partners IV, An Aggressive
         Growth Fund, L.P., July 7, 2006


             TECHNOLOGY FUNDING VENTURE PARTNERS IV,
                 AN AGGRESSIVE GROWTH FUND, L.P.
          Proxy Vote for Meeting of Limited Partners
                       July 7, 2006

Proxy Solicited by the Management Committee of the Partnership

The Inspector of Election for the Special Meeting of the Limited Partners of Technology Funding Venture Partners IV, An Aggressive Growth Fund, L.P., (the "Partnership") held at 460 St. Michael's Drive, Suite 1000, Santa Fe, New Mexico 87505, at 9:00 a.m., local time, on Friday, July 7, 2006, reports the vote tallies for the following proposals:

1. Dissolution of the Partnership prior to the expiration of its term on December 31, 2006, and withdrawal of its election to be regulated as a Business Development Company.

    FOR  369,087     AGAINST  24,968     ABSTAIN  5,945

2.  Approval of a Plan of Dissolution and Liquidation.

    FOR  368,450     AGAINST  25,274     ABSTAIN  6,276

3. Ratification of the appointment of Heard, McElroy, Vestal, LLP ("HMV") as independent registered public accountants of the Partnership.

    FOR  388,899     AGAINST  2,969     ABSTAIN  8,132